                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                   Three Months Ended March 31,
                                                              ----------------------------------------------------------------------
                                                                            2002                                  2001
                                                              ---------------------------------    ---------------------------------
                                                                      Basic         Diluted              Basic            Diluted
                                                              ------------------ --------------    -----------------  --------------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

               Stock, net                                            6,632,884     6,632,884            6,672,884         6,672,884
               Purchase of treasury stock (weighted)                                                      (38,680)          (38,680)
                                                                     ---------     ---------            ---------         ---------
                                                                     6,632,884     6,632,884            6,634,204         6,634,204

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                127,351                                180,287
                                                                     ---------     ---------            ---------         ---------

   III.  Weighted Average Shares and Equivalent Shares               6,632,884     6,760,235            6,634,204         6,814,491
                                                                     =========     =========            =========         =========

    IV.  Net Income (Loss)                                           ($   475)     ($    475)           $   1,531         $   1,531
                                                                     =========     =========            =========         =========

     V.  Net Income (Loss) Per Share                                 ($   .07)     ($    .07)           $     .23         $     .22
                                                                     =========     =========            =========         =========



                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                    Six Months Ended March 31,
                                                              ----------------------------------------------------------------------
                                                                            2002                                  2001
                                                              ---------------------------------    ---------------------------------
                                                                      Basic         Diluted              Basic            Diluted
                                                              ------------------ --------------    -----------------  --------------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

               Stock, net                                          6,632,884       6,632,884            6,712,884        6,712,884
               Purchase of treasury stock (weighted)                                                      (58,360)         (58,360)
                                                                   ---------       ---------            ---------        ---------
                                                                   6,632,884       6,632,884            6,654,524        6,654,524

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                124,043                               200,668
                                                                   ---------       ---------            ---------        ---------

   III.  Weighted Average Shares and Equivalent Shares             6,632,884       6,756,927            6,654,524        6,855,192
                                                                   =========       =========            =========        =========

    IV.  Net Income (Loss)                                         ($    747)      ($    747)           $   2,641        $   2,641
                                                                   =========       =========            =========        =========

     V.  Net Income (Loss) Per Share                               ($    .11)      ($    .11)           $     .40        $     .39
                                                                   =========       =========            =========        =========
